Exhibit 99.1

Seelos Therapeutics Announces Closing of Public Offering of Common Stock

NEW YORK, March 16, 2020 /GLOBE NEWSWIRE/ -- Seelos Therapeutics, Inc. (Nasdaq: SEEL), a clinical-stage biopharmaceutical company focused on the development of therapies for central nervous system disorders and rare diseases, announced today the closing of its previously announced underwritten public offering of 7,500,000 shares of its common stock, at a price to the public of $0.60 per share. The net proceeds to Seelos from this offering are expected to be approximately $3.9 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Seelos. Seelos intends to use the net proceeds from the offering for general corporate purposes and to advance the development of its product candidates.

Benchmark Company acted as sole book-running manager for the offering.

The securities described above were offered by Seelos pursuant to a "shelf" registration statement on Form S-3 (File No. 333-221285) previously filed with the Securities and Exchange Commission (the "SEC") on November 2, 2017, amended on December 1, 2017 and declared effective by the SEC on December 7, 2017. A final prospectus supplement and the accompanying prospectus relating to and describing the offering was filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained by visiting the SEC's website at www.sec.gov or by contacting The Benchmark Company, LLC, Attn: Prospectus Department, 150 E. 58th Street, 17th floor, New York, NY 10155, by calling (212) 312-6700 or by e-mail at prospectus@benchmarkcompany.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Seelos Therapeutics:

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing novel therapeutics to address unmet medical needs in central nervous system (CNS) disorders and other rare orphan disorders. The Company's robust portfolio includes several late-stage clinical assets. The target indications include Acute Suicidal Ideation and Behavior (ASIB) in Major Depressive Disorder (MDD) or Post-Traumatic Stress Disorder (PTSD), Sanfilippo syndrome, Parkinson's Disease and other psychiatric and movement disorders.

For more information, please visit our website: http://seelostherapeutics.com, the content of which is not incorporated herein by reference.

Forward-Looking Statements:

This press release contains forward-looking statements related to Seelos Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the amount and anticipated use of proceeds from the offering and other matters that are described in Seelos' most recent periodic reports filed with the SEC, including Seelos' Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019, subsequent Quarterly Reports on Form 10-Q and the final prospectus supplement and the accompanying prospectus related to the public offering filed with the SEC on March 12, 2020, including risks and uncertainties associated with general economic and market conditions and the other risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and Seelos disclaims any intent or obligation to update these forward-looking statements except as required by law.

Contact Information:
Anthony Marciano
Head of Corporate Communications
Seelos Therapeutics, Inc. (Nasdaq: SEEL)
300 Park Ave., 12th Fl
New York, NY 10022
(646) 293-2136
anthony.marciano@seelostx.com
www.seelostherapeutics.com
https://twitter.com/seelostx
https://www.linkedin.com/company/seelos